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                                                                     Exhibit 1.1

                              DIRECTV Holdings LLC
                           DIRECTV Financing Co., Inc.

                                 $1,400,000,000
                          8.375% Senior Notes due 2013

                               PURCHASE AGREEMENT

                                                               February 25, 2003

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.
as Representatives of the Initial Purchasers
c/o Deutsche Bank Securities Inc.
    31 West 52nd Street
    New York, New York  10019

Ladies and Gentlemen:

          DIRECTV Holdings LLC, a Delaware limited liability company (the "Company"), DIRECTV Financing Co., Inc., a Delaware corporation ("Finance Co."), and the subsidiaries of the Company listed on the signature pages hereto (each, a "Guarantor" and, together with the Company and Finance Co., the "Issuers") hereby confirm their agreement with you (the "Initial Purchasers") as set forth below.

          1. The Securities. Subject to the terms and conditions herein contained, the Company and Finance Co. propose to issue and sell to the Initial Purchasers $1,400,000,000 aggregate principal amount of their senior notes due 2013 (the "Notes"). The Notes will be guaranteed (the "Guarantees", and together with the Notes, the "Securities") by each of the Guarantors on a joint and several basis. The Notes are to be issued under an indenture (the "Indenture") to be dated as of February 28, 2003 by and among the Issuers and The Bank of New York, as Trustee (the "Trustee").

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated February 11, 2003 (the "Preliminary Memorandum") and a final offering memorandum dated February 25, 2003 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the

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Securities, the terms of the offering of the Securities and a description of the
Company and its subsidiaries.

          The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Issuers will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

          2. Representations and Warranties. Each Issuer, jointly and severally, represents and warrants to and agrees with each of the Initial Purchasers that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof or at any time subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Representatives expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) The sole member of the Company is Hughes Electronics Corporation, a Delaware corporation ("Hughes"). All of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"). Except (i) for the Subsidiaries (ii) for warrants to purchase 2,833,333 Class A Units in Oxygen Media LLC or (iii) as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (c) Each of the Company and the Subsidiaries is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite corporate or organizational power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation or other organization in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

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          (d) All of the outstanding shares of capital stock of each Subsidiary that is a corporation have been, and as of the Closing Date will be, duly authorized and validlyissued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of each of the Subsidiaries that is a corporation will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

          (e) All of the outstanding limited liability company interests of the Company and each Subsidiary that is a limited liability company have been, and as of the Closing Date will be, issued in accordance with the applicable limited liability company law and were not issued in violation of any preemptive or similar rights; all of the outstanding limited liability company interests of the Company and of each of the Subsidiaries that is a limited liability company will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Senior Secured Credit Facility, the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

          (f) Except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or limited liability company interests in the Company, Finance Co. or any of the Subsidiaries outstanding.

          (g) Each of the Company and Finance Co. has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and Finance Co. and, when executed by the Company and Finance Co. and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company and Finance Co., entitled to the benefits of the Indenture, and enforceable against the Company and Finance Co. in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. Finance Co. has not engaged and shall not, for so long as any of the Notes, Exchange Notes or Private Exchange Notes are outstanding, engage in any activity except as contemplated by the Final Memorandum.

          (h) Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. On the Closing Date, the Indenture will conform in all material respects to the

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requirements for qualification under the Trust Indenture Act of 1939, as amended
(the "TIA"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture has been duly and validly authorized by the Company and Finance Co. and, on the Closing Date, will have been validly executed and delivered by the Issuers. When the Indenture has been executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid and legally binding agreement of each of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (i) Each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Guarantees. Each Guarantee has been duly authorized by the applicable Guarantor and, on the Closing Date, will have been validly executed and delivered by such Guarantor. When the Guarantees have been executed in accordance with the provisions of the Indenture, the Notes will be entitled to the benefits of the Guarantees and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (j) Each Issuer has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each Issuer and, on the Closing Date, will have been validly executed and delivered by the Issuers. When the Registration Rights Agreement has been executed and delivered by each Issuer (assuming the due authorization, execution and delivery by the Initial Purchasers), the Registration Rights Agreement will constitute a valid and legally binding agreement of each Issuer enforceable against each Issuer in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (k) Each Issuer has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by each Issuer of the transactions contemplated hereby have been duly and validly authorized by the Issuers. This Agreement has been duly executed and delivered by each Issuer.

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          (l) None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of ordefault under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts") except
(A) as disclosed in the Final Memorandum or (B) for any such violation, breach, default, or event that would not, individually or in the aggregate, have a Material Adverse Effect.

          (m) The execution, delivery and performance by the Issuers of this Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement and the consummation by the Issuers of the transactions contemplated hereby and the distribution of the net proceeds of the Notes as contemplated by the Final Memorandum will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Issuers or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in
Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Issuers or any of their respective properties or assets, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Securities to the Initial Purchasers or the consummation by the Issuers of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

          (n) The audited consolidated financial statements of the Company and the Subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The data set forth in the Final Memorandum under the captions "Summary Financial and Operating Data" and "Selected Financial Data" present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Deloitte & Touche LLP (the "Independent Accountants") is an independent

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public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (o) Except as set forth in the Final Memorandum, there is not pending or, to the knowledge of any Issuer, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (p) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any Permit or results in any other material impairment of the rights of the holder of any such Permit, except where such event would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (q) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described in the Final Memorandum, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) outside the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the management, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there has not been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

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          (r) Each of the Company and the Subsidiaries has filed or has had filed on their behalf all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

          (s) The statistical, industry-related and market-related data included in the Final Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate.

          (t) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the issuance and sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (u) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good title to a leasehold interest in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, except where the failure to own or possess such licenses or other rights to use would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Final Memorandum, none of the Company or the Subsidiaries has received any notice of infringement or misappropriation of (or knows of any such infringement or misappropriation of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have, individually or in the aggregate, a Material Adverse Effect.

          (v) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be

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required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

          (x) Except as set forth in the Final Memorandum, each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks, maintainsreserves and/or maintains excess satellite capacity as is reasonable for the conduct of its business and the value of its properties.

          (y) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such employee benefit plans, except as would not have a Material Adverse Effect, the Company and each Subsidiary is in compliance with all applicable provisions of ERISA.

          (z) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (aa) None of the Issuers will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (bb) The Notes, the Guarantees, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (cc) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (dd) Immediately after the consummation of the transactions contemplated by this Agreement (including, without limitation, the distribution of the proceeds from the Securities and the term loan portions of the Credit Facility as contemplated by the Final Memorandum), the present fair saleable value of the assets of each of the Company and the

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Subsidiaries (each on a consolidated basis) will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company and its Subsidiaries as they become absolute and matured; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and by the Final Memorandum, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

          (ee) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming compliance by the Initial Purchasers with their obligations under Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (ff) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (gg) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (hh) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

          Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

          3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms

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and conditions herein set forth, each of the Company and Finance Co. agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth on Schedule 1 hereto from the Company at 98.25% of their principal amount. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company and Finance Co. to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on February 28, 2003, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc., on behalf of the Representatives, may designate, at least 24 hours prior to the Closing Date.

          4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5. Covenants of the Company. The Issuers, jointly and severally, covenant and agree with each of the Initial Purchasers that:

          (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Representatives shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Representatives shall not have given their consent. The Issuers will promptly, upon the reasonable request of the Representatives or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) If requested by the Representatives, the Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

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          (c) If, at any time prior to the completion of the distribution by the
Initial Purchasers of the Securities or the Private Exchange Notes (as determined by the Representatives), any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Representatives thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that to the extent such reports or financial statements are filed with the Securities and Exchange Commission (the "Commission") and publicly available, no additional copies need be provided to the holders of such Notes or any prospective purchasers thereof.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim quarterly financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (i) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3), the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act; provided, however, that to the extent such reports are filed with the Commission and publicly available, no additional copies need be provided to the holders of such Notes or any prospective purchasers thereof.

          (k) The Company will use its best efforts to assist the Representatives in arranging for the Securities to be (i) designated as Portal-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in The Portal Market (the "Portal Market") and
(ii) eligible for clearance and settlement through The Depository Trust Company.

          (l) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

          6. Expenses. The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (v) fees and expenses of the Trustee including fees and expenses of counsel, (vi) all expenses and listing fees incurred in connection with the application for quotation of the Securities on The Portal Market and (vii) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of any of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities. If this Agreement is terminated solely by reason of the default of one or more Initial Purchasers, the Issuers shall not be obligated to reimburse any such defaulting Initial Purchaser on account of such defaulting Initial Purchaser's expenses.

          7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the following opinions, dated as of the Closing Date and addressed to the Initial Purchasers, of (i) Robert M. Hall, Senior Vice President of Business Affairs and General Counsel of the Company, substantially in the form set forth in Exhibit B, (ii) Weil, Gotshal & Manges LLP, securities counsel for the Company, substantially in the form set forth in Exhibit C, and (iii) Latham & Watkins, special regulatory counsel for the Company, substantially in the form set forth in Exhibit D, in each case, with usual and customary limitations and exceptions reasonably acceptable to the Representatives.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

          (d) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (g) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

          (i) The representations and warranties of the Issuers contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Issuers have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), to the knowledge of such officer after due investigation, no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

          (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (h) The Representatives shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

          (i) The Company and Finance Co. shall have entered into the indemnification agreement contemplated by the Final Memorandum and the terms and conditions of such indemnification agreement shall conform in all material respects to the description thereof contained in the Final Memorandum and such agreement shall be in full force and effect.

          (j) The Initial Purchasers shall have received the intellectual property license agreement between the Company and Hughes contemplated by the Final Memorandum and such agreement shall be in full force and effect and shall not have been amended.

          (k) The Initial Purchasers shall have received a solvency certificate, in form and substance reasonably satisfactory to the Representatives, from the Chief Financial Officer of the Company setting forth such officer's certification that the representation made under Section 2(dd) hereof is true and accurate.

          The Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8.    Offering of Securities; Restrictions on Transfer.

          (a) Each of the Initial Purchasers agrees with the Issuers (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and
(ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause
(B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and
(iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

         Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

         9.   Indemnification and Contribution.

         (a) Each Issuer, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

         (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

         (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; provided, further, that with respect to any such untrue statement or omission made in the Preliminary Memorandum, the indemnity provisions contained in this Section 9(a) shall not inure to the benefit of the Initial Purchasers from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities if, to the extent that such sale was an initial sale by the Initial Purchasers and any such loss, claim, damage or liability of the Initial Purchasers is a result of the fact that both (A) a copy of the Final Memorandum was not directed to be sent or delivered to such person at or prior to the written confirmation of the sale of such Securities to such person by the Initial Purchasers and (B) the untrue statement or omission in the Preliminary Memorandum was corrected in the Final Memorandum, unless such failure to deliver the Final Memorandum was a result of the failure by the Issuers to comply on a timely basis with Section 5(d) hereof or was a result of the occurrence of an event otherwise outside the control of the Initial Purchasers. The indemnity provided for in this Section 9 will be in addition to any liability that any Issuer may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld. No Initial Purchaser shall, without the prior written consent of the Company (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Issuer is or could have been a party, or indemnity could have been sought hereunder by any Issuer, unless such settlement (A) includes an unconditional written release of the Issuers, in form and substance reasonably satisfactory to the Issuers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Issuer. Nothing in this Section 9(a) shall be deemed to impose on the Initial Purchasers any informational delivery obligations in addition to those arising under applicable law.

     (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their directors, their officers and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Issuer or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by or on behalf of the Representatives specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by any Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. No Issuer shall, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the relevant Issuer(s) in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of any Issuer, each officer of any Issuer and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as such Issuer.

          10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of any Issuer, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. Termination. (a) This Agreement may be terminated in the sole discretion of the Representatives by notice to the Company given prior to the Closing Date in the event that any Issuer shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

          (i) since the date of this Agreement, the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

          (ii) trading in General Motors class H common stock or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material adverse change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

          (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the second sentence of the fifth paragraph and in the sixth and seventh paragraphs under the heading "Private Placement" in the Final Memorandum (solely to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

       13. Notices. All communications hereunder shall be in writing and,

       (a) if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019,
Attention: Corporate Finance Department;

       (b) if sent to the Issuers, shall be mailed or delivered to:

                           DIRECTV Holdings LLC
                           2230 East Imperial Highway
                           El Segundo, California 90245
                           Attention: Robert M. Hall, Senior Vice President of
                             Business Affairs and General Counsel

                           with a copy to:

                           Hughes Electronics Corporation
                           200 North Sepulveda Boulevard
                           El Segundo, California 90245
                           Attention: Larry D. Hunter, Senior Vice President and
                             General Counsel

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           201 Redwood Shores Parkway
                           Redwood Shores, California 94065
                           Attention: Craig W. Adas, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

       14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

       15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

       16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       17. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule 1 hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Initial Purchasers) the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule 1 hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Initial Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 17, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

       If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Initial Purchasers.

                                          Very truly yours,

                                          DIRECTV HOLDINGS LLC, as Issuer

                                          By: __________________________________
                                              Name:
                                              Title:

                                          DIRECTV FINANCING CO., INC., as Issuer

                                          By: __________________________________
                                              Name:
                                              Title:

                                          DIRECTV, INC., as Guarantor

                                          By: __________________________________
                                              Name:
                                              Title:

                                          USSB II, INC., as Guarantor

                                          By: __________________________________
                                              Name:
                                              Title:

                                          DIRECTV CUSTOMER SERVICES, INC., as
                                          Guarantor

                                          By: __________________________________
                                              Name:
                                              Title:

                                          DIRECTV MERCHANDISING, INC., as
                                          Guarantor

                                          By: __________________________________
                                              Name:
                                              Title:

                                          DIRECTV ENTERPRISES, LLC, as Guarantor

                                          By: __________________________________
                                              Name:
                                              Title:

                                          DIRECTV OPERATIONS, LLC
                                          By: __________________________________
                                              Name:
                                              Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.,
as Representatives of the Initial Purchasers

BY: DEUTSCHE BANK SECURITIES INC.,
    on behalf of the Representatives

By: ______________________________________
    Name:
    Title:

By: ______________________________________
    Name:
    Title:

                                                                      SCHEDULE 1

                                                       Principal
                                                       Amount of
Initial Purchaser                                      Notes
-----------------                                      ---------

Deutsche Bank Securities Inc. .................. $   374,500,000

Banc of America Securities LLC .................     325,500,000

Credit Suisse First Boston LLC .................     217,000,000

Goldman, Sachs & Co. ...........................     217,000,000

Salomon Smith Barney Inc. ......................     217,000,000

SG Cowen Securities Corporation ................      49,000,000

                                                 ---------------

                  Total ........................ $ 1,400,000,000
                                                 ---------------

                                                                SCHEDULE 2

                           Subsidiaries of the Company
                           ---------------------------
                                                              Jurisdiction of
Name                                                          Incorporation
----                                                          -------------

DIRECTV Enterprises, LLC                                      Delaware

DIRECTV Financing Co., Inc.                                   Delaware

DIRECTV, Inc.                                                 California

DIRECTV Operations, LLC                                       California

USSB II, INC.                                                 Minnesota

DIRECTV Customer Services, Inc.                               Delaware

DIRECTV Merchandising, Inc.                                   Delaware

RSG Resources Supply GmbH                                     Germany

                                                                      EXHIBIT A

                      Form of Registration Rights Agreement

                                                                      EXHIBIT D

                        Opinions of Latham & Watkins LLP

         1. Certain of the Issuers hold the FCC licenses specified on Schedule 1 attached hereto as held by them (the "FCC Licenses"). The FCC Licenses include all FCC licenses, permits and authorizations necessary for the Issuers to provide a direct broadcast satellite service within the United States from orbital locations 101, 110 and 119 degrees west longitude, except where the failure to obtain or hold such license, permit or authorization would not have a Material Adverse Effect. All of the FCC Licenses are in full force and effect.

         2. Except for proceedings of general applicability to direct broadcast satellite and multichannel video programming distribution services that are described in the Final Memorandum, to the best of our knowledge, there is no complaint, investigatory proceeding, petition, or other legal or administrative proceeding pending or threatened in writing before the FCC against the Issuers that gives us reason to believe that any FCC Licenses will be revoked.

         3. The statements in the Final Memorandum under the heading of "Risk Factors - Risks Related to Regulatory Matters Affecting Us," and "Business - Government Regulation," regarding the Communications Act of 1934, as amended, (the "Communications Act") and the rules, regulations and published policies of the FCC promulgated or established thereunder ("FCC Rules"), fairly and accurately summarize the matters therein described.

         4. No material consent, approval, or authorization of the FCC is necessary for the issuance and sale of the Notes to the Initial Purchasers by the Company on the Closing Date.

         5. The execution and delivery of the Purchase Agreement, and the issuance and sale of the Notes to the Initial Purchasers by the Company on the Closing Date, will not violate the provisions of the Communications Act or the FCC Rules.

         We are opining herein as to the effect on the subject transaction only of the Communications Act and the FCC Rules. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. The opinion of Latham & Watkins will be delivered at the request of the Company and will so state therein.